Exhibit 99.1

Marchex Announces Fourth Quarter and Full Year 2021 Results

SEATTLE –March 2, 2022-- Marchex, Inc. (NASDAQ: MCHX), the award-winning AI-powered conversation intelligence company that helps businesses turn strategic insights into the actions that drive their most valued sales outcomes, today announced its financial results for the fourth quarter and year ended December 31, 2021.

Q4 2021 and Full Year 2021 Financial Highlights

•	GAAP revenue was $12.8 million for the fourth quarter of 2021, compared to $12.7 million for the fourth quarter of 2020. GAAP revenue was $53.5 million for 2021, compared to $51.2 million in 2020.
•

Fourth quarter 2021 core analytics and solutions revenue was $12.8 million as compared to the fourth quarter of 2020 amount of $12.3 million, which excludes the benefit of recognizing $274,000 of revenue that was reserved at the end of the 2020 third quarter during the pandemic given it did not meet recognition criteria under our revenue recognition policies at such time. Including this amount, core analytics and solutions revenue for the fourth quarter of 2020 was $12.5 million. Core analytics and solutions revenue was $53.5 million in 2021, compared to $50.4 million in 2020.

•

Net loss from continuing operations was $2.0 million for the fourth quarter of 2021 or $0.04 per diluted share, compared to a net loss of $5.7 million or $0.13 per diluted share for the fourth quarter of 2020. Net loss from continuing operations was $4.4 million for 2021 or $0.10 per diluted share, compared to a net loss of $42.0 million for 2020 or $0.93 per diluted share for 2020.

	Q4 2020		Q4 2021		FY 2020		FY 2021
GAAP Revenue	$12.7	million	$12.8	million	$51.2	million	$53.5	million
Non-GAAP Results:
Adjusted EBITDA from continuing operations	$(3.2)	million	$60,000		$(15.0)	million	$(3.5)	million
•

Adjusted non-GAAP income (loss) per share from continuing operations for the fourth quarter of 2021 was ($0.01) compared to ($0.09) for the fourth quarter of 2020. Adjusted non-GAAP income (loss) per share from continuing operations for 2021 was ($0.12) compared to ($0.28) for 2020.

Strategic Priorities and Growth Initiatives

•

New Customer Traction and Existing Customer Expansion. Marchex saw continued momentum with new enterprise customers across multiple product lines in Auto, Home Services, Health Care and other verticals.  This included traction with multiple OEM partners and the signing of a new large Home Services aggregator, which is expected to be onboarded later this year.

•

Company Maintains Profitability Metrics in the Fourth Quarter.  In the fourth quarter of 2021, Marchex achieved break-even Adjusted EBITDA in part through continued progress with the Company’s cost initiatives, including its technology and cloud-based infrastructure projects.

•

Conversation Volumes. Conversation volume trends were sequentially flat in October versus recent prior months and the ensuing holiday periods embodied the historically normal seasonality trends of lower volumes.

•	Expansion of Market Opportunities.

o

Marchex Announces New Integration into Fortellis. Recently, Marchex announced its integration into the Fortellis Commerce Exchange Platform.  This integration is designed to empower automotive dealers to easily deploy Marchex’s conversation intelligence and provide a better customer experience by automatically delivering up-to-date conversations, events, and outcomes within CDK Elead CRM, one of the auto industry’s largest CRMs.  Through this integration, Marchex is enabling dealers to increase sales efficiency by taking the best actions needed to optimize every opportunity and sell more vehicles.

•	Accelerate Product Innovation.
o

Marchex Launches Conversation DNA™. The Company announced the launch of Conversation DNA, a core technology that enables voice and text conversation decoding, scoring, categorization and signal delivery across every Marchex conversation intelligence product.  Powering such products as Marchex Anywhere, Engage and Engage for Automotive, and Marketing Edge, Conversation DNA identifies actionable insights from a growing base of more than one billion minutes of consumer-to-business voice conversations and hundreds of millions of text messages that Marchex’s AI powered conversation intelligence technology processes each year.  The resulting AI signals enable businesses to take the actions that anticipate the needs of their consumers, deliver highly personalized experiences and increase sales.

“In the fourth quarter of 2021 and continuing through today, Marchex continues to assemble the key ingredients to capitalize on our opportunity in conversational intelligence,” said Russell Horowitz, Executive Chairman and Co-CEO.  “Through expanding our opportunities with Fortune 500 customers and developing industry leading products, we are positioning ourselves to drive significant long-term growth.  This year we will continue to invest in leveraging the growing base of billions of minutes of conversational data that flows through our platform to create first-ever AI-driven sales engagement signals and making those signals available to a broader base of businesses across more verticals. These investments, coupled with our cloud-based technology infrastructure initiatives, open the door to new growth opportunities as Marchex is solving an increasing array of mission critical problems for our customers across a growing number of direct and indirect sales channels.

Business Outlook

The following forward-looking statements reflect Marchex's expectations as of March 2, 2022.

“Throughout January and the first part of February 2022, with the pandemic resurgence, we saw customer conversation volumes in key categories remain suppressed, consistent with fourth quarter 2021 levels, which we expect will impact growth to a degree in the first quarter,” said Mike Arends Co-CEO.  “Despite this, we anticipate that sales traction will lead to sequential growth from last year’s fourth quarter and as compared to the first quarter of 2021. In addition, we believe we should be at or near break-even on an Adjusted EBITDA basis for the first quarter.

“Furthermore, as we continue to make progress with some of our largest customers as well as onboard new potentially significant relationships, and as our new products like our cloud-based Marchex Anywhere initiative begin to roll out, we believe we could see growth expand as we move through the year. These opportunities, along with continued traction with new product sales, are driving the expansion of our pipeline.  In addition, if we see an unwinding of the pandemic impact on volumes at some point during the year, we believe that should convert to a tailwind in many of our verticals and enable us to achieve accelerating growth and potentially increasing double digit growth rates.” said Arends.

Management will hold a conference call, starting at 5:00 p.m. ET on Wednesday, March 2, 2022 to discuss its   fourth quarter and year ended December 31, 2021 financial results and other company updates. Access to the live webcast of the conference call will be available online from the Investors section of Marchex’s website at www.marchex.com. An archived version of the webcast will also be available at the same location two hours after completion of the call.

About Marchex

Marchex’s award-winning conversation intelligence platform, featuring AI-powered sales engagement and marketing solutions, helps businesses turn strategic insights into the actions that drive their most valued sales outcomes. Our multichannel voice and text capabilities enable sales and marketing teams to deliver the buying experiences that today’s customers expect. Marchex is the trusted conversation intelligence partner for market-leading companies in critical industries, including many of the world’s most innovative and successful brands.

Please visit http://www.marchex.com, www.marchex.com/blog or @marchex on Twitter (Twitter.com/Marchex), where Marchex discloses material information from time to time about the company, its financial information, and its business.

Forward-Looking Statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex's actual results to differ materially from those indicated by such forward-looking statements including but not limited to product demand, order cancellations and delays, competition and general economic conditions. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of March 2, 2022 and Marchex undertakes no duty to update the information provided herein.

In the event the press release contains links to third party websites or materials, the links are provided solely as a convenience to you. Marchex is not responsible for the content of linked third-party sites or materials and does not make any representations regarding the content or accuracy thereof.

Discontinued Operations:

In October 2020, the Company sold its interest in the Local Leads Platform, Call Marketplace and other assets not related to core conversational analytics and sales engagement solutions. As a result, the financial results of these dispositions are presented as discontinued operations net of tax in our condensed consolidated statements of operations in accordance with GAAP for the previous year presented.

Non-GAAP Financial Information:

To supplement Marchex's consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including Adjusted EBITDA, Adjusted OIBA, and Adjusted non-GAAP income (loss) per share.

Adjusted EBITDA from continuing operations represents net income (loss) from continuing operations before (1) gain on loan extinguishment, (2) interest, (3) income taxes, (4) amortization of intangible assets from acquisitions, (5) depreciation and amortization, (6) stock-based compensation expense, (7) acquisition and disposition-related costs (benefit), (8) impairment of goodwill and intangibles assets from acquisitions, and (9) foreign government assistance subsidies. Marchex believes that Adjusted EBITDA is an alternative measure used by our management to understand and evaluate our core operating performance and trends, and that provides meaningful supplemental information regarding performance and evaluating performance and liquidity to measure its ability to fund operations and its financing obligations.

Adjusted OIBA from continuing operations represents Adjusted EBITDA from continuing operations adjusted for depreciation and amortization. This measure, among other things, is another metric by which Marchex evaluates the performance of its business. Adjusted OIBA is the basis on which Marchex's internal budgets are based and by which Marchex's management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex's consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other expenses as detailed above. Financial analysts and investors may use Adjusted EBITDA and Adjusted OIBA to help with comparative financial evaluation to make informed investment decisions.

Adjusted non-GAAP income (loss) per share from continuing operations represents Adjusted non-GAAP income (loss) from continuing operations divided by GAAP diluted shares outstanding. Adjusted non-GAAP income (loss) generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain items that are not indicative of Marchex’s recurring core operating results and represents net income (loss) applicable to common stockholders plus the net of tax effects of: (1) stock-based compensation expense, (2) acquisition and disposition related costs (benefit), (3) amortization of intangible assets from acquisitions, (4) impairment of goodwill and intangibles assets from acquisitions, (5) gain on loan extinguishment, (6) interest income and other, net, (7) net income from discontinued operations, net of tax, and (8) estimated impact of income taxes. Financial analysts and investors may use Adjusted non-GAAP income (loss) per share to analyze Marchex's financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions, and to evaluate a company's operating performance compared to that of other companies in its industry.

Marchex's management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company's results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. Marchex’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar titled terms used by other companies, and accordingly, care should be exercised in understanding how Marchex defines its non-GAAP financial measures in this release. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements, and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information, contact:

Trevor Caldwell
Marchex Investor Relations

Telephone: 206.331.3600
Email: ir@marchex.com

Or

MEDIA INQUIRIES

Marchex Corporate Communications

Telephone: 206.331.3434

Email: pr(at)marchex.com

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Thousands)	2020	2021	2020	2021
Revenue	$12,691	$12,790	$51,218	$53,476
Expenses:
Service costs (1)	5,459	5,305	20,888	21,694
Sales and marketing (1)	3,693	3,304	16,656	13,549
Product development (1)	5,169	2,823	21,001	16,112
General and administrative (1)	3,015	2,334	12,796	9,294
Amortization of intangible assets from acquisitions	1,156	773	5,331	4,481
Acquisition and disposition related costs (benefit)	(71)	39	(1,043)	142
Total operating expenses	18,421	14,578	75,629	65,272
Impairment of goodwill	—	—	(14,688)	—
Impairment of intangible assets from acquisitions	—	—	(4,959)	—
Loss from operations	(5,730)	(1,788)	(44,058)	(11,796)
Gain on loan extinguishment	—	—	—	5,185
Interest income (expense) and other, net	(16)	—	123	2,453
Loss before provision for income taxes	(5,746)	(1,788)	(43,935)	(4,158)
Income tax (benefit)	(57)	247	(1,917)	232
Loss from continuing operations	(5,689)	(2,035)	(42,018)	(4,390)
Income from discontinued operations, net of tax	295	—	3,572	—
Net loss applicable to common stockholders	$(5,394)	$(2,035)	$(38,446)	$(4,390)
Basic and diluted net loss per Class A and Class B share applicable to common stockholders
Continuing operations	$(0.13)	$(0.04)	(0.91)	(0.10)
Discontinued operations, net of tax	$0.01	$—	0.08	-
Basic and diluted net loss per Class A and Class B share applicable to common stockholders	$(0.12)	$(0.04)	$(0.83)	$(0.10)

Shares used to calculate basic net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	39,411	39,527	41,599	39,256
Shares used to calculate diluted net loss per share applicable to common stockholders:
Class A	4,661	4,661	4,661	4,661
Class B	44,072	44,188	46,260	43,917
(1) Includes stock-based compensation allocated as follows:
Service costs	$7	$34	$36	$49
Sales and marketing	283	207	1,041	870
Product development	97	66	358	296
General and administrative	596	360	2,172	1,459
Total	$983	$667	$3,607	$2,674

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
(In Thousands)	2020	2021
Assets
Current assets:
Cash and cash equivalents	$33,851	$27,086
Accounts receivable, net	6,331	8,021
Prepaid expenses and other current assets	2,160	2,407
Total current assets	42,342	37,514
Property and equipment, net	2,747	2,817
Other assets, net	1,345	986
Right-of-use lease asset	3,744	2,238
Goodwill	17,558	17,558
Intangible assets from acquisitions, net	9,196	4,714
Total assets	$76,932	$65,827
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,424	$1,363
Accrued benefits and payroll	5,975	3,631
Other accrued expenses and current liabilities	4,210	3,869
Deferred revenue and deposits	1,393	2,016
Lease liability current	1,827	1,794
Loan obligations, current	5,123	—
Total current liabilities	20,952	12,673
Deferred tax liabilities	156	186
Lease liability non-current	3,136	1,466
Total liabilities	24,244	14,325
Stockholders’ equity:
Class A common stock	49	49
Class B common stock	365	374
Additional paid-in capital	350,960	354,155
Accumulated deficit	(298,686)	(303,076)
Total stockholders’ equity	52,688	51,502
Total liabilities and stockholders’ equity	$76,932	$65,827

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss from Continuing Operations to Adjusted EBITDA from Continuing Operations and Adjusted Operating Income (Loss) Before Amortization (OIBA) from Continuing Operations

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(In Thousands)	2020	2021	2020	2021
Net loss from continuing operations	$(5,689)	$(2,035)	$(42,018)	$(4,390)
Gain on loan extinguishment	—	—	—	(5,185)
Interest income (expense) and other, net	16	—	(123)	(2,453)
Income tax expense (benefit)	(57)	247	(1,917)	232
Amortization of intangible assets from acquisitions	1,156	773	5,331	4,481
Depreciation and amortization	500	379	1,918	1,487
Stock-based compensation	983	667	3,607	2,674
Acquisition and disposition-related costs (benefit)	(71)	39	(1,043)	142
Impairment of goodwill	—	—	14,688	—
Impairment of intangible assets from acquisitions	—	—	4,959	—
Foreign government paycheck assistance and rent subsidies[1]	(46)	(10)	(415)	(444)
Adjusted EBITDA from continuing operations	$(3,208)	$60	$(15,013)	$(3,456)
Depreciation and amortization	500	379	1,918	1,487
Adjusted OIBA from continuing operations	$(3,708)	$(319)	$(16,931)	$(4,943)

[1]	Includes pandemic related wage and rent relief subsidies, recognized as a reduction of wages or rent during the period received.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Reconciliation of GAAP Net Loss per Share to Adjusted Non-GAAP Loss from Continuing Operations per Share

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2021	2020	2021
Net loss applicable to common stockholders, diluted	$(0.12)	$(0.04)	$(0.83)	$(0.10)
Stock-based compensation	0.02	0.01	0.08	0.06
Acquisition and disposition-related costs (benefit)	—	—	(0.02)	—
Amortization of intangible assets from acquisitions	0.02	0.02	0.11	0.10
Impairment of goodwill	—	—	0.32	—
Impairment of intangible assets from acquisitions	—	—	0.10	—
Gain on loan extinguishment	—	—	—	(0.12)
Interest income and other, net	—	—	—	(0.05)
Income from discontinued operations, net of tax	(0.01)	—	(0.08)	—
Foreign government paycheck assistance and rent subsidies	—	—	(0.01)	(0.01)
Estimated impact of income taxes	—	—	0.05	—
Adjusted non-GAAP loss from continuing operations per share	$(0.09)	$(0.01)	$(0.28)	$(0.12)
Shares used to calculate diluted net loss per share applicable to common stockholders (GAAP) and Adjusted Non-GAAP loss from continuing operations per share	44,072	44,188	46,260	43,917

[1]

For the purpose of computing the number of diluted shares for Adjusted Non-GAAP income (loss) from continuing operations per share, Marchex uses the accounting guidance that would be applicable for computing the number of diluted shares for GAAP net income (loss) per share.

MARCHEX, INC. AND SUBSIDIARIES

(in thousands)

(unaudited)

Revenue Reconciliation

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
($ in thousands)	2020	2021	2020	2021
Core Analytics & Solutions Revenue[1]	$12,546	$12,790	$50,421	$53,476
Other analytics[2]	145	—	797	—
Total Revenue	$12,691	$12,790	$51,218	$53,476

[1]

Core analytics and solutions revenue includes revenue from analytics and sales engagement solutions customers, including those that are purchasing or buying products derived from the company’s speech technology platform.

[2]	Includes revenue from consulting services or other analytics revenues.